AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS
FOR THE FOURTH QUARTER AND FISCAL YEAR 2011

Full year product division revenue increased 49% over 2010;
 Virtualized unified visual communications product strategy yields significant revenue growth and 2011 go to market success

SAN MATEO, Calif., January 26, 2012 – Avistar Communications Corporation (www.avistar.com), a leader in unified visual communications solutions, today announced its financial results for the three and twelve months ended December 31, 2011.

Financial highlights included:

•
Total revenue was $7.9 million for the year ended December 31, 2011, compared to $19.7 million for the year ended December 31, 2010. The difference primarily reflects the recognition of the license and sale of patents for $14.0 million in 2010. Product division (product and services, maintenance and support) revenues were $6.8 million for the year ended December 31, 2011, compared favorably to product division revenues of $4.5 million for the year ended December 31, 2010. This increase in product division revenue was the result of the Company’s continued investment in product development and key go-to-market growth strategies. Total revenue for the fourth quarter of 2011 was $1.2 million, compared to $1.6 million for the same quarter in 2010, reflecting longer than expected sales cycles in the product division.

•
Operating expense (research and development, sales and marketing, and general and administrative) for the year ended December 31, 2011 was $12.6 million, as compared to $13.5 million for the year ended December 31, 2010. Operating expense was $3.1 million for both the fourth quarter of 2011 and the fourth quarter of 2010.

•
Net loss was $6.4 million for the year ended December 31, 2011, or $0.16 per basic and diluted share, as compared to a net income of $4.4 million, or $0.11 per basic and diluted share, for the year ended December 31, 2010. Net loss in the fourth quarter of 2011 was $2.3 million, or $0.06 per basic and diluted share, as compared to a net loss of $1.9 million, or $0.05 per basic and diluted share, in the fourth quarter of 2010.

•
Cash and cash equivalents balance as of December 31, 2011 was $2.7 million. Cash used in operations during the year ended December 31, 2011 was $1.0 million, compared to cash generated from operations of $6.0 million for the year ended December 31, 2010.

•
Adjusted EBITDA loss (as described below) for the year ended December 31, 2011 was $4.7 million, compared to an Adjusted EBITDA income of $5.7 million for the year ended December 31, 2010. Adjusted EBITDA loss for the fourth quarter of 2011 was $1.9 million, compared to an Adjusted EBITDA loss of $1.7 million in the same quarter of 2010.

•
Total debt balance was $9.0 million as of December 31, 2011, compared to $7.0 million as of December 31, 2010. The increase was due primarily to  the issuance of a 4.5% Convertible Subordinated Note due 2013 in the principal amount of $3.0 million in March 2011, offset by a $1.0 million net decrease in outstanding borrowings under the Company’s revolving line of credit facility.

•
On September 22, 2011, Avistar entered into a license and OEM agreement with Citrix Systems, Inc. (Citrix) to provide software to enhance the delivery of audio and video solutions to Citrix’s end-users.  The contract requires significant integration of Avistar’s products into Citrix’s solutions. Payments to Avistar totaling $8.7 million are scheduled to be made as the integration and maintenance services are delivered by Avistar over the next 12 months, of which a total of $5.0 million in payments have been received by Avistar under the agreement as of December 31, 2011. These payments were reflected in deferred revenue and customer deposits on the Company’s balance sheet as of December 31, 2011. These preliminary payments may be fully or partially refundable until certain integration milestones are reached. Additional payments totaling $3.0 million are scheduled for maintenance services through 2015.

Bob Kirk, CEO of Avistar, said, “In 2011, based on our virtualized and unified visual communications strategy, we set out to develop strategic relationships with top technology partners while driving adoption of our solutions within new and loyal enterprise clients. The Avistar team executed this strategy with great precision and not only closed one of our largest OEM agreements to date, but also started the deployment of one of the industry’s largest roll-out of virtualized visual communications in a unified communications environment. These goals had a singular purpose, to drive Avistar’s revenues in current and future quarters.  Additionally, we believe the achievement of these goals indicates that Avistar is being recognized as a leader in its core markets and has many significant opportunities ahead of it.”

Kirk concluded, “It is clear that the videoconferencing and unified communications markets are now growing at an appreciable rate. Avistar has been in business long enough to see many trends in unified communications develop. The rate of growth and adoption of solutions such as Avistar’s and the intersection of the unified communications (UC) and virtual desktop infrastructure (VDI) has positioned Avistar to capitalize on these important market developments. 2011 was an important year for Avistar as it demonstrated that our company is delivering on a strategy that is working in markets that are experiencing significant growth. This positions Avistar well for 2012 as we feel confident the company will see even greater growth and success in our target markets.

Significant 2011 developments include:

•
Avistar released a portfolio of products focused on bringing new multiparty videoconferencing and VDI features to the IBM Lotus Sametime platform. These products were showcased and demonstrated at Lotusphere 2011 in Orlando, Florida.

•	Avistar signed several new “enterprise” clients within the mineral, mining and resource industry, in addition to the commercial construction industry.
•	Avistar launched a new corporate messaging platform and website based on its new “Visibly Smarter Communications” brand identity.
•
Avistar launched the Avistar C3™ Connection Edition packages at Infocomm 2011, delivering concurrent call licensing. This new licensing capability helps to lower acquisition costs while promoting more rapid adoption of Avistar solutions.

•
Avistar demonstrated the Avistar C3 Integrator™ for Citrix solution, the industry’s first and only all software virtualized desktop (VDI) enabled unified visual communications solution, at Citrix Synergy San Francisco.

•
Avistar successfully completed several enterprise deployments of the Avistar C3™ platform and continues to support the deployment of 35,000 desktop videoconferencing seats at a single client. Additionally, Avistar supported technology partners such as InFocus as they launched new products based on Avistar’s technology.

•	In September 2011, Avistar delivered the first product release in a series of development and integration activities designed to provide Citrix with virtual desktop videoconferencing support.
•
In November 2011, an additional product release was delivered to Citrix, leading to an important contractual milestone enabling virtual desktop videoconferencing support for the leading unified communication platform.

•	In December 2011 Avistar was recognized by Frost & Sullivan with a Global Product Innovation in Desktop Videoconferencing Award

About Avistar Communications Corporation
Avistar (OTC: AVSR) delivers advanced and proven desktop videoconferencing capabilities to technology partners and end users worldwide. Many leading technology firms such as Citrix, IBM, LifeSize, and Logitech choose Avistar’s modular software technology to power their unified communications solutions because it is a more flexible, efficient and smarter alternative. Avistar’s innovative software-only, fully virtualized and bandwidth managed technology solves major infrastructure and user challenges associated with enabling video communications between individual employees and/or teams throughout an organization. Companies across a wide variety of industries depend on Avistar’s desktop videoconferencing solutions for everyday business communications with deployments ranging in size from 30 to 35,000 users. To learn more about Avistar’s industrial, scalable and economical desktop videoconferencing technology, please visit www.avistar.com.

Cautionary Note Regarding Forward-Looking Statements
The statements made in this press release that are not historical facts are "forward-looking statements." These forward-looking statements, include, but are not necessarily limited to, statements regarding market opportunities available to Avistar, future revenues and revenue growth, Avistar’s positioning and ability to capitalize on market developments, growth in Avistar’s target markets, Avistar’s future growth and success in its target markets, expansion of Avistar’s product portfolio, the impact of  new products on Avistar’s business, growth in the business and the videoconferencing industry, and the Company’s ability to capture market share in the videoconferencing industry. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The Company cautions readers of this release that a number of important factors could cause actual future events and results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, Avistar’s lengthy sales cycle, volatility associated with Avistar’s sales and licensing activities, market acceptance of Avistar’s products, increased competition in the market for unified communications, technical challenges associated with product development and completion of Avistar’s deliverables to customers, ongoing technological developments and changing industry standards, the ability of Avistar’s distributors to sell Avistar’s products to end users, the capital markets for both debt and equity, and challenges associated with protecting and licensing Avistar’s intellectual property. These important factors and other factors that potentially could cause actual future results to differ materially from current expectations are described in Avistar’s filings with the Securities and Exchange Commission, including the Company's most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers of this release are referred to such filings. The forward-looking statements in this release are based upon information available to the Company as of the date of the release, and the Company assumes no obligations to update any such forward-looking statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include a discussion of Adjusted EBITDA, excluding stock-based compensation expense, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "Adjusted EBITDA" refers to a financial measure that Avistar defines as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, this definition of Adjusted EBITDA may not be comparable to the definitions as reported by other companies. Avistar believes Adjusted EBITDA is relevant and useful information to its investors as this measure is an integral part of Avistar’s internal management reporting and planning process and is a primary measure used by Avistar’s management to evaluate the operating performance of the business. The components of Adjusted EBITDA include the key revenue and expense items and income from settlement and patent licensing for which Avistar’s operating managers are responsible and upon which the Company evaluates their performance. Furthermore, the Company intends to provide this non-GAAP financial measure as part of its future earnings releases and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in Avistar’s financial reporting. A reconciliation of this non-GAAP measure to GAAP is provided in the accompanying tables.

###
Contact:

Elias MurrayMetzger Chief Financial Officer Avistar Communications Corporation +1 650-525-3300 emurraymetzger@avistar.com	Conway Communications Investor Relations +1 617-244-9682 marytconway@comcast.net

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and twelve months ended December 31, 2011 and 2010
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Revenue:
Product	$136	$506	$3,610	$2,146
Licensing and sale of patents	328	378	1,167	15,114
Services, maintenance and support	702	738	3,172	2,397
Total revenue	1,166	1,622	7,949	19,657
Costs and expenses:
Cost of product revenue*	22	104	280	473
Cost of services, maintenance and support revenue*	340	333	1,300	1,386
Research and development*	1,524	1,494	5,737	6,577
Sales and marketing*	578	750	2,766	2,798
General and administrative*	952	874	4,089	4,154
Total costs and expenses	3,416	3,555	14,172	15,388
Income (loss) from operations	(2,250)	(1,933)	(6,223)	4,269
Other income (expense), net	(58)	(23)	(202)	(60)
Income (loss) before provision for (benefit from) income taxes	(2,308)	(1,956)	(6,425)	4,209
Provision for (benefit from) income taxes	4	(77)	4	(240)
Net income (loss)	$(2,312)	$(1,879)	$(6,429)	$4,449
Net income (loss) per share - basic and diluted	$(0.06)	$(0.05)	$(0.16)	$0.11
Weighted average shares used in calculating
basic net income (loss) per share	39,730	39,121	39,436	39,061
Weighted average shares used in calculating
diluted net income (loss) per share	39,730	39,121	39,436	39,874

*Including stock-based compensation of:
Cost of products, services, maintenance and support revenue	$10	$10	$47	$41
Research and development	$127	$71	$354	$359
Sales and marketing	$63	$56	$274	$208
General and administrative	$169	$136	$726	$660

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
as of December 31, 2011 and December 31, 2010
(in thousands, except share and per share data)

	December 31,	December 31,
	2011	2010
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$2,722	$1,817
Accounts receivable, net of allowance for doubtful accounts of $9 and $4 at December 31, 2011 and 2010, respectively	1,760	721
Inventories	16	23
Prepaid expenses and other current assets	352	413
Total current assets	4,850	2,974
Property and equipment, net	151	184
Other assets	162	108
Total assets	$5,163	$3,266

Liabilities and Stockholders' Equity (Deficit):
Current liabilities:
Line of credit	$6,000	$7,000
Accounts payable	460	399
Deferred revenue and customer deposits	7,198	2,612
Accrued liabilities and other	1,037	1,048
Total current liabilities	14,695	11,059
Long-term liabilities:
Long-term convertible debt	3,000	-
Deferred revenue, non-current	360	-
Other long-term liabilities	45	59
Total liabilities	18,100	11,118
Stockholders' equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at December 31, 2011 and 2010; 41,924,392 and
40,304,235 shares issued including treasury shares at December 31, 2011 and 2010, respectively	42	40
Less: treasury common stock, 1,182,875 shares at December 31, 2011 and 2010, respectively, at cost	(53)	(53)
Additional paid-in-capital	105,159	103,817
Accumulated deficit	(118,085)	(111,656)
Total stockholders' equity (deficit)	(12,937)	(7,852)
Total liabilities and stockholders' equity (deficit)	$5,163	$3,266

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

FINANCIAL RESULTS: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
for the three and twelve months ended December 31, 2011 and 2010
(in thousands)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,
	2011	2010
	(unaudited)

Net loss	$(2,312)	$(1,879)
Other (income) expense, net	58	23
Provision for (benefit from) income taxes	4	(77)
Depreciation	26	10
EBITDA	(2,224)	(1,923)
Stock-based compensation expense	369	273
Adjusted EBITDA loss	$(1,855)	$(1,650)

	Twelve Months Ended December 31,
	2011	2010
	(unaudited)

Net income (loss)	$(6,429)	$4,449
Other (income) expense, net	202	60
Provision for (benefit from) income taxes	4	(240)
Depreciation	105	191
EBITDA	(6,118)	4,460
Stock-based compensation expense	1,401	1,268
Adjusted EBITDA income (loss)	$(4,717)	$5,728

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the twelve months ended December 31, 2011 and 2010
(in thousands)

	Twelve Months Ended December 31,
	2011	2010
	(unaudited)

Cash Flows from Operating Activities:
Net income (loss)	$(6,429)	$4,449
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	105	191
Compensation on equity awards issued to consultants and employees	1,401	1,268
Provision for doubtful accounts	5	(9)
Changes in assets and liabilities:
Accounts receivable	(1,044)	315
Inventories	7	33
Prepaid expenses and other current assets	61	(113)
Other assets	(54)	24
Accounts payable	61	(408)
Deferred revenue and customer deposits	4,946	604
Accrued liabilities and other	(51)	(384)
Other long term liabilities	(14)	(14)
Net cash provided by (used in) operating activities	(1,006)	5,956

Cash Flows from Investing Activities:
Purchase of property and equipment	(72)	(228)
Net cash used in investing activities	(72)	(228)

Cash Flows from Financing Activities:
Line of credit payments	(3,000)	(11,250)
Proceeds from line of credit	2,000	7,000
Proceeds from convertible debt issuance	3,000	-
Net proceeds from issuance of common stock	69	45
Taxes paid related to net share settlement of equity awards	(86)	-
Net cash provided by (used in) financing activities	1,983	(4,205)
Net increase in cash and cash equivalents	905	1,523
Cash and cash equivalents, beginning of year	1,817	294
Cash and cash equivalents, end of year	$2,722	$1,817